Exhibit 23.1

EXHIBIT 15

GRUBER & COMPANY LLC
Certified Public Accountants
121 Civic Center Drive, Ste 225
Lake Saint Louis, MO  63367
Phone: 636-561-5639
Fax: 636-561-0735
Email: Rgrubercpa@aol.com

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
CELL-NIQUE CORPORATION.

We hereby consent to the use in the Registration Statement of Form S-1 of our report dated August 14, 2009 relating to the unaudited interim financial statements of Cell-nique Corporation.  We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ Randy Gruber, CPA, CVA
Gruber & Company, LLC
Lake Saint Louis, Missouri
August 14, 2009